UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2007

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9916	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One North Central Avenue
Phoenix, Arizona	85004-4414
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

Freeport-McMoRan Copper & Gold Inc. (FCX) announced today that it plans to proceed with the restart of the Climax molybdenum mine near Leadville, Colorado (see Exhibit 99.1).

Item 8.01.  Other Events.

FCX announced today that its Board of Directors has authorized an increase in its annual common stock dividend from $1.25 per share to $1.75 per share (see Exhibit 99.2).  FCX also announced today that its Board of Directors approved a new open market share purchase program authorizing purchases totaling 20 million shares (see Exhibit 99.2).

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date:  December 5, 2007

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit
Number

99.1	Press release dated December 4, 2007, titled “Freeport-McMoRan Copper & Gold Inc. Announces Plans to Restart Climax Molybdenum Mine.”

99.2	Press release dated December 4, 2007, titled “Freeport-McMoRan Copper & Gold Inc. Announces Increase in Common Stock Dividend to $1.75 per Share and New Share Purchase Program.”